Exhibit 10.3
THE TIMKEN COMPANY
Performance Unit Agreement
          WHEREAS, <<first>> <<last>> (“Grantee”) is an employee of The Timken Company (the “Company”); and
          WHEREAS, the grant of Performance Units, each with a cash value of $100.00, was authorized by a resolution of the Compensation Committee (the “Committee”) of the Board of Directors of the Company (the “Board”) that was duly adopted on [DATE] (the “Date of Grant”), and the execution of a Performance Unit agreement in the form hereof was authorized by a resolution of the Committee duly adopted on [DATE];
          NOW, THEREFORE, pursuant to the Company’s Long-Term Incentive Plan (As Amended and Restated as of February 6, 2004) (the “Plan”) and subject to the terms and conditions thereof and the terms and conditions hereinafter set forth, the Company hereby grants to Grantee as of the Date of Grant <<puaward>> Performance Units (the “Target Performance Units”). Subject to the attainment of the performance goals set forth in Section 1 hereof, this grant enables Grantee to earn as Performance Units from [50% to 150%] of the Target Performance Units to be paid out to Grantee pursuant to Section 4 hereof.

1.	Earning of Target Performance Units. (a) Grantee’s right to receive payment for any Performance Units shall be determined (i) on the basis of the Company’s Return on Equity for the period from January 1, 2006 through December 31, 2008 (the “Performance Period”) and (ii) on the basis of the Company’s Sales Growth for the Performance Period as follows:
(i)	The applicable percentage of the Target Performance Units which shall be earned by Grantee shall be determined by the Performance Matrix approved by the Committee on the Date of Grant.

(ii)	For purposes of this Agreement, “Return on Equity” shall mean cumulative net income divided by three, divided by the average quarterly total shareholders equity excluding the minimum pension liability in comprehensive income for the three-year period, as adjusted pursuant to Section 1(b).

(iii)	For purposes of this Agreement, “Sales Growth” shall mean the three-year compounded annualized growth in sales over the performance period, determined using year-end total net sales for year three of the performance period and year-end total net sales for the year-end prior to the start of the performance period, as adjusted pursuant to Section 1(b).

(iv)	In the event that the Company’s Return on Equity or Sales Growth is between the ranges set forth on the Performance Matrix, the Committee shall interpolate the applicable percentage of the Target Performance Units which shall be earned by Grantee.
(b)	If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Corporation, the manner in which it conducts business or other events or circumstances render the Management Objectives to be unsuitable, the Committee may modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate; provided, however, that no such action may result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

(c)	All determinations involving the performance goals set forth in this Section 1 shall be calculated based on Generally Accepted Accounting Principles in effect at the time the goals are established without regard to any change in accounting standards that may be required by the Financial Accounting Standards Board after the goals are established.

(d)	Subject to Sections 1(a), (b), and (c), Grantee shall have a right to receive payment for the Target Performance Units if Grantee is in the continuous employ of the Company or a subsidiary from the Date of Grant through the last day of the Performance Period. For purposes of this agreement, Grantee’s continuous employment with the Company or a subsidiary shall not be deemed to have been interrupted, and Grantee shall not be deemed to have ceased to be an employee of the Company or a subsidiary, by reason of transfer of employment among the Company and its subsidiaries.

2.	Pro Rata Earning of Target Performance Units. Notwithstanding Section 1(d) hereof and subject to the payment provisions of Section 4(b) hereof, Grantee shall be entitled to receive payment of a prorated portion of the Performance Units based on the number of whole months that Grantee was employed by the Company or any subsidiary during the Performance Period on the date Grantee ceases to be an employee of the Company or any subsidiary prior to the last day of the Performance Period as the result of one of the following circumstances:
(a)	Death, Disability or Retirement: Grantee dies or becomes permanently disabled while in the employ of the Company or any subsidiary, or Grantee retires with the Company’s consent. For purposes of this agreement, retirement “with the Company’s consent” shall mean: (i) the retirement of Grantee prior to age 62 under a retirement plan of the Company or a subsidiary, if the Board or the Committee determines that his retirement is for the convenience of the Company or a subsidiary, or (ii) the retirement of Grantee at or after age 62 under a retirement plan of the Company or a subsidiary. For purposes of this agreement, “permanently disabled” shall mean that Grantee has qualified for long-term disability benefits under a disability plan or program of the Company or, in the absence of a disability plan or program of the Company, under a government-sponsored disability program.
(b)	Change in Control: A change in control of the Company occurs while Grantee is an employee of the Company or a subsidiary. For the purposes of this agreement, the term “change in control” shall mean the occurrence of any of the following events:
(i)	The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of 30% or more of either: (A) the then-outstanding Common Shares or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (“Voting Shares”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a change in control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, or (4) any acquisition by any Person pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (i) of this Section 2(b); or
(ii)	Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason (other than death or disability) to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (within the meaning of Rule 14a-11 of the Securities Exchange Act of 1934) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)	Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business

Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Common Shares and Voting Shares immediately prior to such Business Combination beneficially own, directly or indirectly, more than 66-2/3% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership, immediately prior to such Business Combination, of the Common Shares and Voting Shares of the Company, as the case may be, (B) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) sponsored or maintained by the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination, or the combined voting power of the then-outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business

Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or
(iv)	Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.
(c)	Divestiture: Grantee’s employment with the Company or a subsidiary terminates as the result of a divestiture. For the purposes of this agreement, the term “divestiture” shall mean a permanent disposition to a Person other than the Company or any subsidiary of a plant or other facility or property at which Grantee performs a majority of Grantee’s services whether such disposition is effected by means of a sale of assets, a sale of subsidiary stock or otherwise.

(d)	Layoff: Grantee’s employment with the Company or a subsidiary terminates as the result of a layoff. For purposes of this agreement, a “layoff” shall mean the involuntary termination by the Company or any subsidiary of Grantee’s employment with the Company or any subsidiary due to (i) a reduction in force leading to a permanent downsizing of the salaried workforce, (ii) a permanent shutdown of the plant, department or subdivision in which Grantee works, or (iii) an elimination of position.

3.	Forfeiture of Award. Except to the extent Grantee has earned the right to receive payment for Performance Units pursuant to Sections 1 or 2 hereof, Grantee’s right to receive payment for the Performance Units shall be forfeited automatically and without further notice on the date that Grantee ceases to be an employee of the Company or a Subsidiary prior to the last day of the Performance Period.

4.	Payment of Performance Units. (a) Performance Units earned as provided in Section 1 hereof shall be payable to Grantee in cash or Common Shares (as determined by the Committee) as soon as practicable after they are earned in accordance with Section 1 hereof, but in no event later than two and one-half (2 1/2) months after the close of the last fiscal year of the Company to which the award relates.
(b)	The prorated portion of Performance Units earned as provided in Section 2 hereof shall be payable to Grantee in cash or Common Shares (as determined by the Committee) as soon as practicable after the last day of the Performance Period, but in no event later than two and one-half (2 1/2) months after the close of the last fiscal year of the Company to which the award relates.

5.	Transferability. Grantee’s right to receive the Performance Units shall not be transferable nor assignable by Grantee other than by will or by the laws of descent and distribution.

6.	No Employment Contract. Nothing contained in this Agreement shall confer upon Grantee any right with respect to continuance of employment by the Company or any Subsidiary, nor limit or affect in any manner the right of the Company or any Subsidiary to terminate the employment or adjust the compensation of Grantee.

7.	Taxes and Withholding. If the Performance Units are paid in cash, such payment shall be less any applicable federal, state, local or foreign taxes. To the extent that the Company shall be required to withhold any federal, state, local or foreign taxes in connection with the payment of the Performance Units in Common Shares, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to the payment of the Performance Units that Grantee shall pay such taxes or make provisions that are satisfactory to the Company for the payment thereof.

8.	Compliance with Section 409A of the Code. To the extent applicable, it is intended that this Agreement and the Plan comply with the provisions of Section 409A of the Code. This Agreement and the Plan shall be administered in a manner consistent with this intent, and any provision that would cause the Agreement or the Plan to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the consent of the Grantee).

9.	Compliance with Law. The Company shall make reasonable efforts to comply with all applicable laws; provided, however, that notwithstanding any other provision of this Agreement, the Performance Units shall not be paid if the payment thereof would result in a violation of any such law.

10.	Amendments. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of Grantee under this Agreement without Grantee’s consent.

11.	Severability. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

12.	Relation to Plan. This Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern. Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan. The Committee acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein or in the plan, have the right to determine any questions which arise in connection with the grant of Performance Units.

13.	Successors and Assigns. Without limiting Section 5 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of Grantee, and the successors and assigns of the Company.

14.	Governing Law. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Ohio, without giving effect to the principles of conflict of laws thereof.

15.	Notices. Any notice to the Company provided for herein shall be in writing to the Company and any notice to Grantee shall be addressed to Grantee at his or her address on file with the Company. Except as otherwise provided herein, any written notice shall be deemed to be duly given if and when delivered personally or deposited in the United States mail, first class certified or registered mail, postage and fees prepaid, return receipt requested, and addressed as aforesaid. Any party may change the address to which notices are to be given hereunder by written notice to the other party as herein specified (provided that for this purpose any mailed notice shall be deemed given on the third business day following deposit of the same in the United States mail).

          IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and Grantee has also executed this Agreement in duplicate, as of the day and year first above written.

THE TIMKEN COMPANY

William R. Burkhart
Sr. Vice President and General Counsel
          The undersigned Grantee hereby acknowledges receipt of an executed original of this Agreement.

Grantee

Date:

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